Exhibit 15.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-148663, Form S-8 No. 333-142963, Form S-8 No. 333-119616, Form S-8 No. 333-160535, and Form S-8 No. 333-168123) of GigaMedia Limited of our report dated June 29, 2011, on the consolidated financial statements of Mangas Everest S.A.S. which appears in this annual report on Form 20-F for the year ended December 31, 2010.
/s/ GHP HORWATH, P.C.

Denver, Colorado
June 29, 2011